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[SYMANTEC LOGO]                                                    [AXENT LOGO]

FOR IMMEDIATE RELEASE

                    SYMANTEC STRENGTHENS SECURITY LEADERSHIP
                           WITH ACQUISITION OF AXENT

   ACCELERATES SYMANTEC'S STRATEGIC SHIFT TOWARDS THE FAST GROWING ENTERPRISE
                                     MARKET

CUPERTINO, CA AND ROCKVILLE, MD (JULY 27, 2000) - Symantec Corp. [Nasdaq: SYMC] and AXENT Technologies, Inc. [Nasdaq: AXNT] today announced that their boards of directors have approved the acquisition of AXENT(R) by Symantec in a stock-for-stock transaction valued at approximately $975 million. The combination of the two companies will create a new leader in Internet security for enterprise customers.

Under the agreement, AXENT shareholders will receive in a tax-free exchange
0.50 shares of Symantec common stock for each share of AXENT common stock they own. Based upon Symantec's closing price of $63.69 on Wednesday, July 26, 2000, this represents a price of $31.84 per AXENT share. Symantec will issue approximately 15.3 million shares of common stock to AXENT shareholders to complete the transaction.

"Today's announcement is a major step forward in aggressively implementing our enterprise strategy. As organizations continue to expand their e-business initiatives and open up their infrastructure through the Internet, we believe there will be an enormous market opportunity to provide security products and services to protect these critical operations," said John W. Thompson, chairman, president and chief executive officer of Symantec.

"Symantec's content security market leadership and established brand name coupled with AXENT's enterprise relationships, complementary products and security services position us to be the market leader. Together we will span the needs of all customers from emerging businesses to the largest enterprises. We expect the combination to deliver robust revenue growth over the next several years," concluded Mr. Thompson.

John C. Becker, chairman and chief executive officer of AXENT, said, "Together Symantec and AXENT share the vision to provide total computer security for our customers. The Internet has dramatically changed the way enterprises conduct business--extending boundaries all the way from the mainframe to a single laptop of an always-connected mobile worker. The combination unites both the market leading corporate security solutions of AXENT and the corporate/consumer solutions of Symantec to protect the entire e-business delivery system. I look forward to working with John Thompson and his team to execute our shared vision and strategy."

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With the acquisition of AXENT, Symantec will significantly expand its revenue and addressable markets. On a forecasted basis, the combined company is expected to have pro forma revenues of approximately $1.0 billion for the twelve months ending March 2001. By the quarter ending March 2001, Symantec projects that more than 60% of those revenues will be derived from enterprise customers. In addition, Symantec is forecasting revenue growth to increase from 20% in fiscal year 2001 to 27% in fiscal year 2002 and 30% in fiscal year 2003.

With this transaction, Symantec's total market opportunity increases from $5.0 billion to $7.0 billion. IDC estimates that the $1.5 billion content security market (which includes anti-virus and content scanning and filtering) is expected to grow at a 32% compound annual growth rate (CAGR) to $4.0 billion by 2003. The $150 million vulnerability assessment and intrusion detection market is expected to grow at a 48% CAGR to $1.0 billion by 2003. The $500 million firewall market is expected to grow at a 26% CAGR to $2.0 billion by 2003.

As security industry leaders, Symantec and AXENT together offer customers a broad range of complementary solutions and services. The combined company will provide enterprise customers with comprehensive security solutions, including the industry's leading virus protection, content filtering, host- and network-based intrusion detection, vulnerability assessment and firewall capabilities. In addition, the new company will combine service offerings to provide a broad range of security services and consulting, leveraging one of the largest dedicated teams of security experts in the industry.

The combination provides Symantec with important distribution, product and market advantages. The transaction:

      - Combines Symantec's award-winning virus protection products and services with AXENT's Enterprise Security Manager(TM) and Prowler IDS Series(TM), the industry's leading vulnerability assessment and intrusion detection products;

      - Provides Symantec early momentum in managed security services with a complete offering and a $20 million, five-year contract win, the industry's largest outsourced security services contract;

      - Complements Symantec's recently announced Symantec Enterprise Security products and service offerings;

      - Extends the comprehensive enterprise security services, consulting offerings and technical support of company security experts through the global reach of a network of qualified security value added resellers (VAR);

      - Accelerates new product development with one of the largest teams of security experts in the industry;

      - Expands distribution channels and creates significant cross-marketing opportunities between Symantec's mid-market and enterprise customer base and AXENT's Fortune 50 customer base; and

      - Combines Symantec's global reach, strong sales and extensive VAR channels with AXENT's enterprise salesforce.

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The transaction is expected to be announced for under the purchase accounting method. This combination is expected to turn accretive to Symantec's cash earnings per share by the quarter ending December 2001. The acquisition is conditioned upon, among other things, the approvals of the shareholders of both companies and customary regulatory approvals. The transaction is expected to close by the end of calendar year 2000.

Donaldson, Lufkin & Jenrette acted as financial advisor to Symantec. Heller Ehrman White & McAuliffe LLP served as legal counsel to Symantec. Updata Capital, Inc. and Chase H&Q acted as financial advisor to AXENT. Shaw Pittman Potts Trowbridge acted as legal counsel to AXENT.

A webcast of the Symantec/AXENT analyst and investor conference call will be available on the Internet at http://www.symantec.com and http://www.axent.com.

ABOUT AXENT(R)

AXENT Technologies, Inc., a global leader in information security, provides e-security solutions that maximize its customers' business advantage. AXENT delivers integrated products and expert services to assess, protect, enable and manage business processes and information assets, as well as to facilitate trust level management(TM) within its customers' environments. Through its unique Lifecycle Security(TM) Methodology, combined with Smart Security Architecture, AXENT delivers the "right" level of trusted e-security for customers. Award-winning solutions offer assessment and policy compliance, firewall, intrusion detection, authentication and authorization technology, virtual private networking, Web access and single sign-on for enterprises and e-businesses.

Headquartered in Rockville, MD, AXENT's customer-proven information security solutions are used by 45 of the Fortune 50, one-third of the Fortune e-50, and governments worldwide. Contact AXENT via e-mail at info@axent.com or visit AXENT's World Wide Web site at http://www.axent.com.

ABOUT SYMANTEC

Symantec, a world leader in Internet security technology, provides a broad range of content and network security solutions to individuals and enterprises. The company is a leading provider of virus protection, risk management, Internet content and e-mail filtering, remote management and mobile code detection technologies to customers. Headquartered in Cupertino, Calif., Symantec has worldwide operations in more than 33 countries.

AXENT, AXENT Technologies, the AXENT logo, Enterprise Security Manager, trust level management, and Lifecycle Security are trademarks or registered trademarks, in the United States and certain other countries, of AXENT Technologies, Inc. or its subsidiaries.


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This press release contains forward-looking statements. There are certain important factors that could cause Symantec's future development efforts to differ materially from those anticipated by some of the statements made above. Among these are the anticipation of the growth of certain market segments, the positioning of Symantec's products in those segments, the competitive environment in the software industry, dependence on other products, changes to operating systems and product strategy by vendors of operating systems, new security threats and the importance of new Symantec products. Additional information concerning those and other factors is contained in the "Risk Factors" section of the company's annual report on Form 10-K for the fiscal year ended March 31, 2000.

Where You Can Find Additional INformation

Investors and security holders of both Symantec and AXENT are advised to read the joint proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information, when it becomes available, because it will contain important information. Symantec and AXENT expect to mail a joint proxy statement/prospectus about the transaction to their respective stockholders. Such joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by both companies. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by the companies at the Securities and Exchange Commission's web site at http://www.sec.gov The joint proxy statement/prospectus and such other documents may also be obtained from Symantec and AXENT by directing such requests to the respective addresses listed above

Symantec and its officers and directors may be deemed to be participants in the solicitation of proxies from AXENT's stockholders with respect to the transactions contemplated by the agreement. Information regarding such officers and directors is included in Symantec's filings with the Securities and Exchange Commission, which may be obtained free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from Symantec.

AXENT and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of AXENT with respect to the transactions contemplated by the agreement. Information regarding such officers and directors is included in AXENT's filings with the Securities and Exchange Commission. These documents are available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from AXENT

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